SUB-ITEM 77Q1(a)

(i) Articles Supplementary to the Articles of Incorporation of INVESCO Counselor Series Funds, Inc. filed with Post-Effective Amendment No. 6 to the Registration Statement on September 20, 2001, and incorporated herein by reference.

(ii) Amendment to Investment Advisory Agreement filed with Post-Effective Amendment No. 6 to the Registration Statement on September 20, 2001, and incorporated herein by reference.

(iii)Certificate of Correction to Articles Supplementary to the Articles of Incorporation of INVESCO Counselor Series Funds, Inc. filed with Post-Effective Amendment No. 6 to the Registration Statement on September 20, 2001, and incorporated herein by reference.